OLD MUTUAL FUNDS I CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Service Providers – Counsel and Independent Registered Public Accounting Firm” in the Statements of Additional Information included as part of Post-Effective Amendment No. 38 under the Securities Act of 1933, as amended (333-116057), and Amendment No. 39 under the Investment Company Act of 1940, as amended (811-21587), to the Registration Statement of Old Mutual Funds I on Form N-1A.

/s/ Stradley Ronon Stevens & Young, LLP

Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

November 22, 2011